                                                                Stony Point Lake
BASIC LEASE
INFORMATION

                                                                   EXHIBIT 10.16

                      DATE        April 26, 1999

                  LANDLORD        Stony Point East,
                                  a California general partnership

                    TENANT        Advanced Telcom Group,
                                  a Delaware corporation

                  PREMISES        110 Stony Point Road
                                  Suite: 200 - Approximately 37,568 rentable square feet

             TYPE OF LEASE        Full service

                       USE General office, including, without limitation, sales marketing and customer service, and for no other use or purpose

                      TERM        Ten (10) Years

                 ESTIMATED
         COMMENCEMENT DATE        January 15, 2000

         INITIAL BASE RENT        Monthly: [*] per rentable square foot
                                  Annually: [*] per rentable square foot

        OPERATING EXPENSES        Tenant's Percentage Share:  56.2%
                                  Base Year: 2000

          SECURITY DEPOSIT        Cash in the amount of [*]

        REAL ESTATE BROKER        None

       ADDRESS FOR NOTICES        Landlord:  131 Stony Circle, Suite 480
                                             Santa Rosa, CA 95401

                                  Tenant:    110 Stony Point Road, Suite 200
                                             Santa Rosa, CA 95401

       TENANT IMPROVEMENTS        Landlord will provide tenant improvements as
                                  shown on Exhibit B-3

                  EXHIBITS        A, B, B-1, B-2, B-3, C, D, E, F, G and
                                  Addendum

SIGNATURES:

 /s/ C.G. RANDOLPH                           /s/ JAMES BRECHT
-----------------------------------        -------------------------------------
Tenant                                     Landlord



-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

TABLE OF CONTENTS

Section                                                                          Page
-------                                                                          ----
    1.     Premises                                                                1
    2.     Term                                                                    1
    3.     Rent                                                                    1
    4.     Base Rent                                                               2
    5.     Additional Rent - Annual Rent Adjustments/Operating Expenses            2
    6.     Proration of Rent                                                       3
    7.     Tenant Improvements                                                     3
    8.     Use of the Premises                                                     3
    9.     Alterations                                                             4
    10.    Repairs                                                                 5
    11.    Damage or Destruction                                                   5
    12.    Eminent Domain                                                          5
    13.    Indemnity and Insurance                                                 6
    14.    Assignment or Sublet                                                    7
    15.    Default                                                                 7
    16.    Landlord's Right to Perform Tenant's Covenants                          8
    17.    Security Deposit                                                        8
    18.    Surrender of Premises                                                   8
    19.    Holding Over                                                            9
    20.    Access to Premises                                                      9
    21.    Signs                                                                   9
    22.    Waiver of Subrogation                                                   9
    23.    Subordination                                                           9
    24.    Transfer of the Property                                               10
    25.    Estoppel Certificates                                                  10
    26.    Mortgagee Protection                                                   10
    27.    Attorneys' Fees                                                        10
    28.    Brokers                                                                10
    29.    Parking                                                                10
    30.    Utilities and Services                                                 11
    31.    Tenant Placement                                                       11
    32.    Acceptance                                                             11
    33.    Use of Building Name                                                   11
    34.    Recording                                                              11
    35.    Quitclaim                                                              11
    36.    Notices                                                                11
    37.    Landlord's Exculpation                                                 12
    38.    Additional Structures                                                  12
    39.    General                                                                12


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EXHIBITS

Exhibit A      Site Plan
Exhibit B      Work Letter
Exhibit B-1    Building Shell/Site Work Working Drawings
Exhibit B-2    Interior Improvement Working Drawings
Exhibit B-3    Tenant Preliminary Design and Tenant Improvement Specifications
Exhibit C      Commencement Date Memorandum
Exhibit D      Rules & Regulations
Exhibit E      Utilities and Services
Exhibit F      Hazardous Substance Disclosure
Addendum to Lease

THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information.

1.      PREMISES.

        Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information, together with the right in common to use the Common Areas of the Building and the Property (as shown in Exhibit A). The Common Areas shall mean the areas and facilities within the Building and the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., restroom's; janitorial, telephone and electrical closets; and unreserved parking areas). Landlord reserves the right to enlarge, reduce, change or otherwise alter the Common Areas of the Building and the Property at any time during the term of this Lease. In addition, Landlord shall have the right to close temporarily any portion of the Common Areas to make repairs or changes or to prevent the acquisition of public rights in the Common Areas. [SEE ADDENDUM]


2.      TERM.

        a. Lease Term. The Term of this Lease shall commence on the Commencement Date (as defined in Subsection 2.b.) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic Lease Information.

        b. Commencement Date. The "Commencement Date" of this Lease shall be the earliest to occur of the following, as reasonably determined by Landlord: [Intentionally deleted] [SEE ADDENDUM]

        c. Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant by the Estimated Commencement Date (as set forth in the Basic Lease Information),
                (i) Tenant shall not be obligated to pay Rent until the Commencement Date; (ii) the Term shall not be extended; (iii) the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease; and (iv) Landlord shall not be subject to any liability.

        d. Commencement Date Memorandum. When the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit C, setting forth the Commencement Date and the expiration date ("Expiration Date") of this Lease. [SEE ADDENDUM]

        e. Early Entry. If Tenant is permitted to enter the Premises prior to the Commencement Date for the purposes of fixturing or any purpose other than occupancy permitted by Landlord, the entry shall be subject to all the terms and provisions of this Lease, except that the payment of Rent shall commence as of the Commencement Date.

        f. Adjustment for Calendar Month. If the Commencement Date is not the first day of a calendar month, the Term shall be deemed to have commenced on the first day of the next succeeding calendar month, for purposes of determining any and all renewal dates, the Expiration Date, notice periods for any options, the effective date of any increases in Rent (defined in Section 3), and any other provisions relating to the Term.

3.      RENT.

        a. Definitions. As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Tenant's Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during the calendar year over the Operating Expenses paid or incurred by Landlord during the Base Year (as set forth in the Basic Lease Information), and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Rent is not paid by the fifth
                (5th) day of the month, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent installment, in addition to the installment of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate ("Interest Rate") which is the [*]. [SEE ADDENDUM]


-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

        b. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord. [SEE ADDENDUM]

4.      BASE RENT.

        a. Initial Base Rent. Tenant shall pay Base Rent to Landlord (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Landlord's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Initial Base Rent shall be the amount set forth in the Basic Lease Information. Upon executing this Lease, Tenant shall pay an amount equal to the monthly Base Rent stated on the Basic Lease Information, which shall be credited against the Base Rent due at the beginning of the Term. [SEE ADDENDUM]

        b.      [Intentionally deleted] [SEE ADDENDUM]

5.      ADDITIONAL RENT - ANNUAL RENT ADJUSTMENTS/OPERATING EXPENSES.

        a. Increase in Operating Expenses. Rent shall include Tenant's Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during the calendar year over the Operating Expenses paid or incurred by Landlord during the Base Year.

        b. Operating Expenses. The term "Operating Expenses" shall include all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, Common Areas and Premises, surrounding property and supporting facilities. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Building, Common Areas and Premises, including the Real Property Taxes (as defined in Section 5.d.); (ii) premiums for insurance relating to the Building, Common Areas and Premises as set forth in Sections 13.b., 13.d. and 13.h.; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials and equipment rental used in operations;
                (v) all maintenance, janitorial, security and service costs;
                (vi) a management fee; (vii) legal and accounting expenses, including the cost of audits by certified public accountants;
                (viii) repairs, replacements and general maintenance (excluding those paid for by proceeds of insurance or other parties, and alterations attributable solely to other tenants of the Buildings; (ix) all maintenance costs relating to the Building and Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, Building exterior and driveways; [Intentionally deleted] (xi) all other operating, management and other expenses incurred by Landlord in connection with operation of the Building and Common Areas; (xii) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and Common Areas, entranceways, sidewalks, etc.; and (xiii) ground rent payments, if any. [SEE ADDENDUM]

        c. Monthly Increments; Adjustment. Prior to the commencement of each of Landlord's accounting years, Landlord shall estimate the amount of the Operating Expenses payable by Tenant for the next accounting year pursuant to


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
                this Section. Tenant shall pay to Landlord, on the first of each month, in advance, one-twelfth (1/12) of Landlord's estimate. Within ninety (90) days after (or as soon thereafter as possible) the close of each accounting year after which this Lease remains in effect, Landlord shall provide Tenant with a statement [Intentionally deleted]. Landlord, in Landlord's sole discretion, shall have the right to reduce the Operating Expenses to limit the impact (e.g., year to year fluctuations) resulting from extraordinary or unusual expenses or costs. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment to Tenant within thirty (30) days after Tenant's receipt of Landlord's statement; provided, however, that the Rent owed by Tenant shall never be less than the Base Rent stated in Section
                4. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall pay the amount of the underpayment to Landlord, as Additional Rent, within thirty
                (30) days after Tenant's receipt of Landlord's statement. If less than one hundred percent (100%) of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses if one hundred percent (100%) of the total rentable area of the Building were occupied. [SEE ADDENDUM]

        d. Definition of Real Property Taxes. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes (including any increases resulting from changes of ownership), all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term. [SEE ADDENDUM]

        e. Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises [Intentionally deleted]. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord. [SEE ADDENDUM]

6.      PRORATION OF RENT.

                If the Commencement Date is not the first day of the month, Rent shall be prorated on a monthly basis for the fractional month during the month which this Lease commences. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Subsection 5.c. which are to be performed after the termination.

7.      TENANT IMPROVEMENTS.

        [Intentionally deleted] [SEE ADDENDUM]

8.      USE OF THE PREMISES.

        a. Use. The Premises shall be used solely for the use set forth in the Basic Lease Information and for no other use.

        b. Rules and Regulations; CC&R's. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit D. In addition, Tenant shall comply with [Intentionally deleted] covenants, conditions and restrictions ("CC&R's") applicable to the Building, and all rules, regulations and restrictions (collectively, "Rules") imposed by any association ("Association") formed pursuant to the CC&R's. [SEE ADDENDUM]

        c. Compliance. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements (including the Americans with Disabilities Act) now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well


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

                as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises. [SEE ADDENDUM]

        D.      HAZARDOUS SUBSTANCES.

                (i) Hazardous Substances. The term "Hazardous Substances" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either (A) potentially injurious to the public health, safety or welfare, the environment or the Premises, (B) regulated or monitored by any governmental authority, or (C) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazard Substances include, but are not limited to, hydrocarbons, petroleum, gasoline, crude oil and any products, by-products or fractions thereof.

                (ii) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, under or about the Premises.

                (iii) Indemnification. Tenant shall indemnify, protect, defend and hold harmless Landlord, its agents, employees, and lenders, if any, and the Premises from and against all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substances brought onto the Premises by or for Tenant or under Tenant's control. Tenant's obligations under this Section 8.d. shall include, but not be limited to, the effects of any contamination or injury to persons, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement. [SEE ADDENDUM]

9.      ALTERATIONS.

        a. Permitted Alterations. Tenant shall give Landlord not less than ten (10) days' prior written notice of any alteration Tenant desires to make to the Premises. Tenant shall not make any alteration in, on or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall comply with all rules, laws, ordinances and requirements at the time Tenant makes any alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant. As used in this Section 9, the term "alteration" shall include any alteration, addition or improvement. [SEE ADDENDUM]

        b. Liens. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien is filed against the Premises, the Building, the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed [intentionally deleted] days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien. [SEE ADDENDUM]

        c. Ownership of Alterations. Any alteration made by Tenant shall immediately become Landlord's property. Except as provided in Subsection 9.d., Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any alterations made by Tenant and to restore the Premises to its condition prior to the alteration. [SEE ADDENDUM]

        d. Request Regarding Removal Obligation. At the time that Tenant requests Landlord's consent to any alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the alteration by the end of the Term, and to restore the Premises to its condition prior to the alteration.


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
10.     REPAIRS.

        Tenant, at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof, including all telecommunication risers and cabling, in good condition and repair; ordinary wear and tear, damage by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect. [SEE ADDENDUM]

11.     DAMAGE OR DESTRUCTION.

        a. Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

        b. Right to Terminate. Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after the [intentionally deleted] casualty. If Landlord desires to exercise the right to terminate this Lease as a result of a casualty, Landlord shall exercise the right by giving Tenant written notice of its election to terminate within thirty (30) days after the, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If Landlord does not exercise the right to terminate this Lease, Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect. [SEE ADDENDUM]

        c. Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell and any tenant improvements which are constructed and paid for by Landlord pursuant to Exhibit B. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and other improvements, including all telecommunication risers and cabling, installed by Tenant and existing at the time of the damage or destruction.

        d. Abatement of Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

        e. Damage Near End of Term and Extensive Damage. In addition to the rights to termination under Subsection 11.b., Landlord shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises or the Building is [intentionally deleted] made untenantable during the last twelve (12) months of the Term. Landlord shall give notice of its election to terminate this Lease under this Subsection 11.e. within thirty (30) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If Landlord does not elect to terminate this Lease, the repair of the damage shall be governed by Subsection 11.a. or 11.b., as the case may be. [SEE ADDENDUM]

               f. Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant's personal property and trade fixtures. [SEE ADDENDUM]

12.     EMINENT DOMAIN.

        If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if [intentionally deleted] the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving written notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and removal of Tenant's trade fixtures and personal property.

13.     INDEMNITY AND INSURANCE.

        a. Indemnity. Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same. Tenant's obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith with counsel reasonably acceptable to Landlord. [SEE ADDENDUM]

        b. Fire and Extended Coverage. Landlord shall procure and maintain in full force and effect with respect to the Building a policy or policies of all risk or "Special Term" insurance for the full insurance replacement value thereof.

        c. Public Liability. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term a policy or policies of commercial general public liability insurance, written by an insurance company approved by Landlord, in the form customary to the locality, insuring Tenant's activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, covering bodily injury in the amounts of Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence, and covering property damage in the amount of One Million Dollars ($1,000,000); provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof.

        d. Rental Abatement Insurance. Landlord may keep and maintain in full force and effect during the Term rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of Rent payable by Tenant during one (1) year of the Term, as reasonably determined by Landlord.

        e. Insurance Certificates. Tenant shall furnish to Landlord, upon the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section 13. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as additional insured. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an additional insured under each policy of insurance maintained by Tenant pursuant to this Lease.

        f. Tenant's Failure. Tenant's failure to maintain any insurance required by this Lease, shall be a default hereunder, and Tenant shall be liable for any loss or costs resulting from the failure.

        g. Tenant's Property and Fixtures. Tenant shall assume the risk of theft or damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant, or as to which Tenant retains the right of removal from the Premises.

        h. Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Building, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Building a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount equal to one hundred percent (100%) of the full insurance replacement value (including debris removal and demolition) of the Building. [SEE ADDENDUM]

14.     ASSIGNMENT OR SUBLET.

        If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least [Intentionally deleted] days in advance of the date on which Tenant desires to assign or sublet the Premises. Landlord shall have thirty (30) days after receipt of Tenant's written notice within which to notify Tenant in writing that Landlord elects to [Intentionally deleted] permit Tenant to assign this Lease or sublease the Premises, subject, however, to Landlord's prior written approval, which approval shall not be unreasonably withheld. Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent if Landlord reasonably determines that the proposed assignee or sublessee (A) does not have the financial ability to fulfill all of the obligations of Tenant under this Lease, (B) is to use Hazardous Substances in type or quantity in excess of those used by Tenant, (C) will potentially increase the Operating Expenses, (D) is a governmental entity, [Intentionally deleted]. Upon any proposed assignment or sublet, Tenant shall enter into a written agreement with Landlord requiring that [Intentionally deleted] of the excess moneys due to Tenant under the assignment or sublet over the Rent to be required to be paid by Tenant hereunder shall be paid to Landlord. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment or sublet by Tenant shall relieve Tenant of any obligation under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void. [SEE ADDENDUM]


15.     DEFAULT.

        a. Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder [Intentionally deleted], together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within [Intentionally deleted] days after written notice from Landlord if the breach could reasonably be cured within the [Intentionally deleted] day period; provided, however, if the failure could not reasonably be cured within the [Intentionally deleted] day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have its assets for the benefit of its creditors; (iv) if the [Intentionally deleted] sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have [Intentionally deleted] abandoned [Intentionally deleted] the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Sections 23 or 25 of this Lease. An Event of Default shall constitute a default under this Lease. [SEE ADDENDUM]

        b. Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due [Intentionally deleted]. No act by Landlord allowed by this Subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. [SEE ADDENDUM]

                (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                        The "worth at the time of award" of the amounts referred to in Subsections (ii)(a) and (ii)(b) is computed by allowing interest at the lesser of [Intentionally deleted] per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder. [SEE ADDENDUM]

      c. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

16.   LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

      If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent. [SEE ADDENDUM]

17.   SECURITY DEPOSIT.

      Tenant has deposited with Landlord the Security Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds. [Intentionally deleted] [SEE ADDENDUM]


18.   SURRENDER OF PREMISES.

      By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises, Building, and the Property in good, clean [Intentionally deleted] condition [Intentionally deleted]. On the expiration or early termination of this

      Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 9 of this Lease. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs. [SEE ADDENDUM]

19.   HOLDING OVER.

      If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to [*] of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request. [SEE ADDENDUM]

20.   ACCESS TO PREMISES.

      Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations. [SEE ADDENDUM]

21.   SIGNS.

      The size, design, color, location and other physical aspects of any sign in or on the Building shall be subject to the CC&R's (if applicable), Rules, Landlord's approval prior to installation, and to any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs. [SEE ADDENDUM]

22.   WAIVER OF SUBROGATION.

      Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises, the Building or the Property; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, [Intentionally deleted]. Because this Section 22 will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section 22 and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this
      Section 22.

23.   SUBORDINATION.

      a. SUBORDINATE NATURE. Except as provided in Subsection b., this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property, the Building or the Premises, to the CC&R's, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within [Intentionally deleted] days after Landlord's written request, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be. [SEE ADDENDUM]


-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

      b. POSSIBLE PRIORITY OF LEASE. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within [Intentionally deleted] days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust. [SEE ADDENDUM]

      c. RECOGNITION OR ATTORNMENT AGREEMENT. If Landlord or Holder requests Tenant to execute a document subordinating this Lease, the document shall provide that, so long as Tenant is not in default, Lessor or Holder shall agree to enter into either a recognition or attornment agreement with Tenant, or a new lease with Tenant upon the same terms and conditions as to possession of the Premises, which shall provide that Tenant may continue to occupy the Premises so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. [SEE ADDENDUM]

24.   TRANSFER OF THE PROPERTY.

      Upon transfer of the Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.


25.   ESTOPPEL CERTIFICATES.

      Within ten (10) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (i) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; (iii) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord and (iv) such other information that is reasonably requested.


26.   MORTGAGEE PROTECTION.

      In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to the address provided by Landlord to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Property and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, [Intentionally deleted].


27.   ATTORNEYS' FEES.

      If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court or jury. [Intentionally deleted] [SEE ADDENDUM]


28.   BROKERS.

      Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease.
      [SEE ADDENDUM]

29.   PARKING.

      Tenant shall have the right to park in the Building's parking facilities, in common with other tenants of the Building, upon such terms and conditions as may from time to time be established by Landlord. There shall be no charge for any portion of the parking facilities which is not reserved. Tenant agrees not to use in excess of its proportionate share of parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not park vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles, or four-wheeled trucks. Tenant shall not leave vehicles in the Building parking areas overnight without Landlord's prior approval. Tenant and its agents, employees and invitees shall not park any one vehicle in more than one parking space.


30.   UTILITIES AND SERVICES.

      [intentionally deleted] Landlord agrees to furnish, or cause to be furnished, to the Premises the utilities and services described in the standards for Utilities and Services, set forth in Exhibit E, subject to the conditions and in accordance with the standards set forth therein. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish any of the foregoing when the failure is caused by accident, breakage, or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service. [SEE ADDENDUM]

31.   TENANT PLACEMENT.

      [intentionally deleted]

32.   ACCEPTANCE.

      Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. [intentionally deleted] [SEE ADDENDUM]


33.   USE OF BUILDING NAME.

      Tenant shall not employ the name of the Building in the name or title of its business or occupation without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Landlord.


34.   RECORDING.

      Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.


35.   QUITCLAIM.

      Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.


36.   NOTICES.

      Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, facsimile or the United States mail. Notices which are sent by facsimile shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.


37.   LANDLORD'S EXCULPATION.

      In the event of default, breach or violation by Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, members, employees, agents and representatives of Landlord and Landlord's partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building and Property.


38.   ADDITIONAL STRUCTURES.

      Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.


39.   GENERAL.

      a. CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

      b. TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

      c. SEVERABILITY. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

      d. CHOICE OF LAW; CONSTRUCTION. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

      e. GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

      f. BINDING EFFECT. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

      g. WAIVER. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

      h. ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

      i. COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

      j. EXHIBITS. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

      k. MULTIPLE ENTITIES COMPRISING TENANT. All persons and entities comprising Tenant, including all general partners (if any) of Tenant, are jointly and individually bound to perform each and every obligation of Tenant under this Lease and are jointly and individually liable to Landlord for Tenant's performance.

      l. ADDENDUM. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

      m. WAIVER OF JURY TRIAL. Landlord and Tenant waive the right to trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connecting with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises. [SEE ADDENDUM]

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LEASE ON THE DATES SET FORTH BELOW, EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN.

                                         LANDLORD:
                                         STONY POINT EAST,
                                         A CALIFORNIA GENERAL PARTNERSHIP

DATE
EXECUTED: 4/26/99                        BY: /s/ JAMES BRECHT
         ---------------                    ------------------------------------
                                            NAME:
                                                 -------------------------------
                                            ITS:
                                                --------------------------------

                                         TENANT:
                                         ADVANCED TELCOM GROUP,
                                         A DELAWARE CORPORATION

DATE
EXECUTED: 4/26/99                        BY: /s/ C. G. RUDOLPH
         ---------------                    ------------------------------------
                                            NAME: C. G. Rudolph
                                                 -------------------------------
                                            ITS:  Chairman & CEO
                                                --------------------------------
DATE
EXECUTED:                                BY:
         ---------------                    ------------------------------------
                                            NAME:
                                                 -------------------------------
                                            ITS:
                                                --------------------------------

                                    EXHIBIT A

                                    SITE PLAN

                                     [MAP]

                                                                       EXHIBIT B

                                  WORK LETTER

     This Work Letter states Landlord's and Tenant's responsibilities, respectively, for the construction of the Building; and the Premises.

     1. DEFINED TERMS. Unless provided to the contrary herein, the following defined terms shall have the meanings set forth below and the remaining defined terms shall have the meanings set forth in the Lease:

          Landlord's Representative:         James W. Brecht

          Tenant's Representative:
                                             --------------------------------

          Additional Allowance for
          Tenant Improvements:               [*]


     2.   LANDLORD'S WORK.

     2.1. Building Shell/Site Work Interior Improvements and Tenant Improvements. Landlord, at its sole cost and expense, shall arrange for the construction by Landlord's contractor ("Landlord's Contractor") of (i) a two-story building (the "Building Shell") consisting of approximately sixty-six thousand eight hundred seventy-three (66,873) rentable square feet of space, in accordance with the final working drawings and specifications (the "Building Shell/Site Work Working Drawings), more particularly described in Exhibit B-1, attached hereto and incorporated herein by reference; (ii) certain interior improvements in the Building (the "Interior Improvements"), in accordance with the final working drawings and specifications (the "Interior Improvements Working Drawings"), listed on Exhibit B-2, attached hereto and incorporation herein by reference, and (iii) certain tenant improvements in the Building (the "Tenant Improvements") in accordance with the preliminary design (the "Tenant Preliminary Design") and outline specifications (the "Tenant Improvement Specifications"), each listed on Exhibit B-3, attached hereto and incorporated herein by reference. The construction of the Building Shell/Site Work, the Interior Improvements and the Tenant Improvements is hereinafter referred to as "Landlord's Work."

     2.2. Costs of Landlord's Work. Except as provided in Section 2.3 below, Landlord shall pay for all fees incurred in connection with the construction of Landlord's Work.

     2.3. Tenant's Responsibility For Costs of Landlord's Work. Tenant shall pay to Landlord, within ten (10) days after Landlord's written request therefor, the positive difference between (i) Landlord's estimate of any additional costs that Landlord anticipates it will incur in connection with the construction of Landlord's Work as a result of any changes to Landlord's Work requested by Tenant and approved by Landlord (which approval shall not be unreasonably


-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

withheld) and (ii) the amount of the Additional Allowance for Tenant Improvements available to pay for such costs.

          2.4. Substantial Completion. The Building Shell/Site Work, the Interior Improvements and the Tenant Improvements shall be deemed "Substantially Complete" when (i) Landlord's Contractor has substantially completed the Building Shell/Site Work, the Interior Improvements and the Tenant
Improvements, event though minor items may remain to be installed, finished or corrected, provided such minor items do not have any material effect on the ability of Tenant to utilize the Building Shell/Site Work, the Interior Improvements and the Tenant Improvements for their intended purpose; and (ii) Landlord delivers to Tenant a certificate from Landlord's architect ("Landlord's Architect"), certifying (a) that the Building Shell/Site Work, the Interior Improvements and the Tenant Improvements are "Substantially Complete" in accordance with the terms of this Work Letter and (b) the date on which the Building Shell/Site Work, the Interior Improvements and the Tenant Improvements were Substantially Completed. Landlord shall use diligent efforts to obtain and furnish Tenant with a "finaled" building permit with respect to the Building Shell/Site Work, the Interior Improvements and the Tenant Improvements after completing the Building Shell/Site Work, the Interior Improvements and the Tenant Improvements. Substantial Completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant and Landlord shall develop jointly within thirty (30) days after the Commencement Date. The punchlist shall be based upon an inspection of the Premises by Landlord's Representative and Tenant's Representative. Landlord shall commence and use commercially reasonable efforts to complete any items of Landlord's Work not completed as of the Commencement Date within thirty (30) days after the Commencement Date.

          2.5. Warranty. Notwithstanding anything to the contrary in the Lease, effective as of the date upon which Landlord delivers possession of the Premises to Tenant, Landlord does hereby warrant that (a) the construction of Landlord's Work was performed in accordance with all rules, regulations, codes, statutes, ordinances, and laws of all governmental and quasi-governmental authorities, in accordance with the Building Shell/Site Work Working Drawings and the Tenant Improvement Specifications (collectively, the "Plans"), and in a good and workman-like manner, (b) all material and equipment installed therein conformed to the Plans and was new and otherwise of good quality, (c) the electrical, plumbing, and mechanical systems servicing the Premises are in working order and in good condition, and (d) the roof is in good condition and water tight.

     3.   ADDITIONAL TENANT IMPROVEMENTS.

          3.1. Responsibility for Tenant Improvements. Tenant shall be responsible for all costs of any additional improvements to the Premises (the "Additional Tenant Improvements"), including architectural, engineering, consultant, utility, development, transaction and building permit and impact fees (subject only to Landlord's obligation to provide the Additional Allowance for Tenant Improvements and set forth below), and all trade fixtures, equipment, furniture or other improvements installed by Tenant in the Premises. The Additional Tenant Improvements shall be treated as alterations and shall be subject to the terms of Section 9 of the Lease, as modified by this Work Letter. The design, permitting and construction of the

Additional Tenant Improvements are hereinafter collectively referred to as the "Additional Tenant Improvement Work."

     3.2. Tenant's Architect and Contractor. If Tenant's architect is an architect other than Simons & Brecht Inc., or Tenant's Contractor (as hereinafter defined) is a contractor other than Landlord's Contractor, then, prior to commencing the Additional Tenant Improvement Work, Tenant shall obtain Landlord's prior written consent to Tenant's architect and contractor. Landlord shall not unreasonably withhold its approval of any architect or contractor selected by Tenant. Tenant's architect and contractor must each be licensed to do business in California The architect and the contractor selected by Tenant and approved by Landlord (as provided above) are hereinafter referred to as "Tenant's Architect" and "Tenant's Contractor," respectively.

     3.3. Changes. Tenant shall not make any material changes to the Building Shell/Site Work Working Drawings, the Interior Improvements Working Drawings or the Tenant Improvement Specifications described in Exhibit B-1, Exhibit B-2 and Exhibit B-3 respectively, without Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. All material changes to the Building Shell/Site Work Working Drawings, the Interior Improvements Working Drawings or the Tenant Improvements Specifications must be in writing and signed by both Landlord and Tenant prior to the change being made. Tenant shall be responsible for all additional costs attributable to changes requested by Tenant, including, without limitation, additional architectural fees and increases in construction costs of Landlord's Work and the Additional Tenant Improvements Work.

     3.4. Notice. If Tenant's Contractor is not the same as Landlord's Contractor, Tenant shall provide Landlord with not less than ten (10) days' written notice prior to the commencement of any Additional Tenant Improvement Work and permit Landlord to post on the Premises such notices of nonresponsibility as may be required or otherwise available to Landlord. Landlord, at its option, may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of the Additional Tenant Improvement Work (as reasonably determined by Landlord) to insure Landlord against liability for mechanic's and materialmen's liens and to insure completion of the Additional Tenant Improvement Work.

     3.5. Costs. Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the Additional Tenant Improvement Work and shall furnish to Landlord evidence of such payment upon request. If the Additional Improvement Work is to be performed by Tenant's Contractor, upon completion of the Additional Tenant Improvement Work, Tenant shall deliver to Landlord a release and waiver of lien executed by each contractor, subcontractor and materialman concerned with the Additional Tenant Improvement Work. In the event any lien is filed against the Premises or any portion thereof or against Tenant's leasehold interest therein, Tenant shall record in the Official Records of Sonoma County a release bond executed by an admitted surety insurer authorized to issue surety bonds in the State of California with respect to the lien or shall obtain the release and/or discharge of the lien within seven (7) days after the filing thereof. In the event Tenant fails to do so, Landlord may, after notice to Tenant, obtain release and/or discharge of the lien and Tenant shall indemnify Landlord for the costs thereof, including reasonable attorneys' fees, together with interest at the Interest Rate from the date of demand.

          3.6. Indemnity. Tenant shall indemnify, protect, defend (with counsel satisfactory to Landlord) and hold harmless Landlord and its officers, directors, employees, shareholders, partners and members from and against any and all suits, claims, actions, loss, costs or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, claims for breach of warranty) arising from, the performance of the Additional Tenant Improvement Work. Tenant shall repair or replace any portion of the Building or item of Landlord's equipment or Landlord's Contractor's equipment or any of Landlord's real or personal property damaged, lost or destroyed in the performance of the Additional Tenant Improvement Work.

          3.7. Insurance. Within fifteen (15) days after the approval of Tenant's Contractor, Tenant and Tenant's Contractor shall obtain and provide Landlord with certificates evidencing workers' compensation, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord.

     4. COOPERATION. Tenant shall cooperate and diligently assist Landlord's Architect and Landlord's Contractor in completing the preliminary plans and working drawings and specifications for Landlord's Work. Tenant and Tenant's Contractor shall not interfere with Landlord's construction of Landlord's Work.

     5. ADDITIONAL ALLOWANCE FOR TENANT IMPROVEMENTS.

          5.1. Allowance. Landlord shall make available to Tenant upon the terms and conditions set forth below an additional allowance for tenant improvements (the "Additional Allowance for Tenant Improvements") in the amount of [*]. Tenant may use the Additional Allowance for Tenant Improvements to pay for Additional Tenant Improvement Allowance Items and any charges pursuant to
Section 2.3 of this Work Letter.

          5.2. Additional Tenant Improvement Allowance Items. The term "Additional Tenant Improvement Allowance Items" shall include work performed and materials furnished in connection with the construction of the Additional Tenant Improvements pursuant to this Work Letter and charges pursuant to Section 2.3 of this Work Letter. If there is any Additional Allowance for Tenant Improvements remaining after completion of, and payment of all amounts due in connection with, all of the Additional Tenant Improvements and payment of all charges pursuant to Section 2.3 of this Work Letter, Tenant shall have the right to use the remaining amount of the Additional Allowance for Tenant Improvements for trade fixtures, furniture, furnishings, equipment (except electrical, mechanical and plumbing systems, including HVAC systems), or design, engineering, architectural, utility and permit fees and/or the payment of rent under this Lease.

     6. TENANT DELAYS.

          6.1. Commencement Date. If Landlord fails to Substantially Complete the Building Shell/Site Work, the Interior Improvements or the Tenant Improvements on or before the Estimated Commencement Date, or thereafter, and if the cause of the delay in Landlord delivering the Premises to Tenant by the Estimated Commencement Date, or thereafter, is

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

attributable to Tenant, then the Commencement Date for all purposes under the Lease will be the day on which the Building Shell/Site Work, the Interior Improvements and the Tenant Improvements would have been Substantially Complete absent such Tenant Delays (defined below).

            6.2. Tenant Delays. Delays attributable to Tenant ("Tenant Delays") shall include any interference with or delay in the completion of Landlord's Work or the Additional Tenant Improvement Work (to the extent performed by Landlord or Landlord's Contractor) caused by:

                  6.2.1. Tenant, Tenant's Architect, Tenant's Contractor or any representative, employee, agent or subcontractor of any of the aforementioned parties;

                  6.2.2. Tenant's early entry in the Premises or failure to perform its obligations under this Lease;

                  6.2.3. Tenant's change requests that result in delays; or

                  6.2.4. Tenant's failure to provide approvals or disapprovals in a timely manner, to the extent the approvals are necessary.

      7. REPRESENTATIVES.

            7.1. Tenant's Representative. Tenant has designated Tenant's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change Tenant's Representative without notice to Landlord.

            7.2. Landlord's Representative. Landlord has designated Landlord's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord's Representative without notice to Tenant.

      8. FORCE MAJEURE. Whenever a period of time or a specific date is prescribed in this Work Letter or the Lease for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time (or the specified date shall be deferred by the number of days of) any delays in the obtaining of any permits for and in the construction of the work to be performed by such party caused by any action, claim, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental agency having jurisdiction over any portion of the Property, over the construction anticipated to occur thereon or over any uses thereof or by fire, flood, inclement weather (including rain), strikes, lockouts or other labor or industrial disturbance, civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure of inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation, order of any government or regulatory body, lightning, earthquake, storm, hurricane, tornado, washout, explosion or any cause whatsoever beyond the reasonable control of the party where performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated (each an "Event of Force Majeure").

                                   EXHIBIT B-1

           BUILDING SHELL/SITE WORK WORKING DRAWINGS & SPECIFICATIONS

                 Attached hereto and made a part of this Lease.

                                   EXHIBIT B-2

              LOBBY/CORRIDOR INTERIOR IMPROVEMENT WORKING DRAWINGS
                                       &
                                 SPECIFICATIONS

                 Attached hereto and made a part of this Lease.

                                   EXHIBIT B-3

                            TENANT PRELIMINARY DESIGN
                                        &
                    OUTLINE TENANT IMPROVEMENT SPECIFICATIONS

                 Attached hereto and made a part of this Lease.

                         TO BE COMPLETED UPON OCCUPANCY

                                    EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:
                            a
TENANT:
                            a
LEASE DATE:
PREMISES:
                         Santa Rosa, California  95401

Pursuant to Section 2.d. of the above-referenced Lease, the Commencement Date hereby is established as ________________, and the Expiration Date hereby is established as ________________.


                                    LANDLORD

                                        a


                                    By
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------

                                    TENANT

                                        a


                                    By
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------

                                    EXHIBIT D
                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's standard charge for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors on the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. No Tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas of the Building by other tenants.

6. All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by the Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible for any loss of property on the Premises, however occurring , or for any damage to any Tenant's property by the janitor or any other employee or person.

7. Landlord will furnish Tenant, free of charge, one (1) key to Tenant's suite entrance for each two hundred fifty (250) rentable square feet of the Premises. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises. If Tenant loses any keys furnished by Landlord, Tenant shall pay Landlord the cost of rekeying the Premises.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

9. The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, in the manner and in the elevators as may be designated by the Landlord.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building shall be placed and maintained by the Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

14. All entrance doors to the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

15. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

16. Landlord reserves the right to exclude any person from the Building after normal business hours, unless that person is known to the person or employee in charge of the Building or is properly identified. Tenant shall be responsible for all employees, clients or visitors and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

17. Tenant shall close and lock the door of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Landlord shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors in the Premises. Tenant shall repair, or be responsible for the cost of repair of, any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

22. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

23. Landlord reserves the right to exclude or expel from the Building any person who, in the Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

28. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the building and Common Areas.

30. Tenant's requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant shall not leave vehicles in the Building parking areas overnight. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

32. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by the Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

33. No cooking shall be permitted on the Premises, except with a microwave oven, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging or for any improper, objectionable or immoral purpose.

34. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

35. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

36. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the building.

37. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservations of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

38. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT E
                             UTILITIES AND SERVICES

The standards set forth below for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto, which do not materially affect Tenant's rights. Landlord shall give notice to Tenant, in accordance with provisions of this Lease, of material modification and additions.


1.      PROVISION BY LANDLORD.

        As long as Tenant is not in default under any of the terms of this Lease, Landlord shall provide:

        a. ELEVATOR. Where applicable, provide unattended automatic elevator facilities Monday through Friday, except holidays, from 8:00 a.m. to 6:00 p.m., and have at least one elevator available at all other times.

        b. VENTILATION. Ventilate the Premises and furnish air-conditioning or heating Monday through Friday, except holidays, from 8:00 a.m. to 6:00 p.m. (and at other times for the additional charges described in Paragraph 2) to the extent required for the comfortable occupancy of the Premises, subject to governmental regulation. The air-conditioning system achieves maximum cooling when the window coverings and sliding glass doors are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all sliding glass doors in the Premises closed whenever the system is in operation. Tenant shall cooperate to the best of its ability at all times with Landlord and shall abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-conditioning system. Tenant shall not connect any apparatus, device, conduit or pipe to the Building's chilled and hot water air-conditioning supply lines. Tenant and Tenant's servants, employees, agents, visitors, licensees or contractors shall not enter at any time the mechanical installations or facilities of the Building, or adjust, tamper with, touch or otherwise in any manner affect the installations or facilities. If any installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Premises, the re-balancing shall be performed by Landlord at Tenant's expense.

        c. ELECTRICITY. Subject to the provisions of Paragraph 2, furnish to the Premises electric current as required by the Building standard office lighting and fractional horsepower office business machines in the amount of approximately one and eight-tenths (1.8) watts per square foot. If Tenant's electrical installation or electrical consumption is in excess of the quantity described above, or extends beyond normal business hours, Tenant shall reimburse Landlord monthly for the measured consumption. Tenant shall not connect any apparatus or device with wires, conduits or pipes, or other means by which the services are supplied, for the purpose of using additional or unusual amounts of the services without the prior written consent of Landlord. At all times Tenant's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installation, except as provided in working drawings approved by Landlord.

        d. WATER. Make water available in public areas for drinking and lavatory purposes only.

        e. JANITORIAL SERVICE. Provide building standard janitorial service to the Premises, provided the Premises are used exclusively as offices, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord any cost incurred by Landlord for janitorial services in excess of those generally provided for other tenants in the Building.

2.      ADDITIONAL CHARGES.

        Landlord may impose a reasonable charge for any utilities and services, including air-conditioning, electric current, water and janitorial service, required to be provided by Landlord by reason of (i) any use of the Premises at any time other than between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday, except holidays; (ii) any use beyond what Landlord agrees to furnish as described above; or (iii) special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses.

3.      RULES AND REGULATIONS.

        Tenant agrees to cooperate at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the utilities and services. Any failure to pay any excess costs as described above with the next installment of Rent due after receipt of a statement for such services shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted in this Lease for a breach.

4.      STOPPING OF SERVICE.

        Landlord reserves the right to stop services of the elevator, plumbing, ventilation, air-conditioning and electric systems when necessary by reason of accident or emergency, or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until the repairs, alterations or improvements have been completed. Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air-conditioning or electric service when prevented by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's reasonable control.

5.      NOTICE.

        To the extent practical, Landlord shall attempt to give Tenant notice of proposed shutdowns of services.

6.      TELECOMMUNICATIONS RISERS AND CABLING

        Landlord shall not be responsible for the installation , operation or maintenance of any telecommunication risers and cabling from the minimum point of entry to the Building and, except to the extent of the gross negligence or willful misconduct of Landlord and its agents or contractors, Landlord shall have no liability to Tenant if, for whatever reason, service to the telecommunication risers and/or cabling fails.

7.      AFTER HOURS UTILITIES

        After hours HVAC service is available at the following rate: $15.00 per unit per hour for an individual request (two hour minimum if not immediately following or preceding normal Building business hours); and $10.00 per hour if service is scheduled year round.

        Requests for after hours HVAC must be made during business hours no later than forty-eight (48) hours prior to start of additional service. Landlord shall use its best efforts to accommodate all requests for after hours HVAC whenever received.

8.      BUILDING HOLIDAYS

        New Years Day
        Memorial Day
        Independence Day
        Labor Day
        Thanksgiving Day
        Day After Thanksgiving
        Christmas Day

        On the above holidays, the Building is closed but Tenant keys will access the Premises. All utilities except HVAC (unless requested by Tenant) are provided. Janitorial service is not provided.

        When a holiday falls on a Sunday, the Building will normally observe the holiday the following Monday. When a holiday falls on a Saturday, the Building will normally observe the holiday the preceding Friday.

                                   EXHIBIT F


                     [HARDING LAWSON ASSOCIATES LETTERHEAD]


September 15, 1988

1872,002.02

Stony Point West
709 Second Street
Santa Rosa, California 95404

Attention: Mr. Albert Kovanis

Gentlemen:

HAZARDOUS MATERIALS SITE ASSESSMENT
STONEY POINT ROAD PARCELS
SANTA ROSA, CALIFORNIA

This letter presents the results of a hazardous materials site assessment conducted by Harding Lawson Associates (HLA) for an approximate 20-acre site located at the intersection of West 9th Street and Stony Point Road in Santa Rosa, California (Plate 1). The purpose of the assessment was to evaluate whether past or present generation, use, storage or disposal of hazardous materials occurred on the site and/or adjacent properties and whether such materials could impact site development and/or require mitigation.

SCOPE OF SERVICES

To evaluate the potential impact of hazardous materials on the site, HLA's investigation consisted of the following:

- Reviewing documents and aerial photographs related to historical development of the site and adjacent property.

- Contacting appropriate regulatory agencies for hazardous materials information concerning the site and the surrounding area located approximately within one-quarter mile of site boundaries; inquiries were made regarding documentation of toxic spills, underground tanks, the use, storage, disposal and/or generation of hazardous materials, and violations of applicable environmental control standards.

- Reviewing selected reports for information pertaining to soil and ground-water contamination.

September 15, 1988
1872,002.02
Mr. Albert Kovanis
Stony Point West
Page 2


- Conducting an on-site inspection and off-site reconnaissance to identify visible evidence of hazardous materials generation, use, storage, spills or disposal.

-    Evaluating findings and preparing this report.

SITE DESCRIPTION

The site consists of four adjacent parcels of land near the intersection of West 9th Street and Stony Point Road. The southern most parcel, AP Number 10-320-22, is a triangular piece of property bounded by West 9th Street to the northwest, Stoney Point Road to the southwest, and existing residential developments to the east. The southern tip of this property is adjacent to Santa Rosa Creek. The remaining three parcels, A.P. Numbers 10-320-25, 26, and 27 comprise on continuous, irregularly shaped property, which is bounded by West 9th Street to the southwest, Stony Point Road to the southwest, undeveloped City of Santa Rosa owned property to the northwest, and residential developments to the north and east. All parcels are currently undeveloped and covered with dried, volunteer grasses. The parcels are relatively flat, with the exception of an approximately 5 foot high beam constructed adjacent to Stony Point Road and West 9th Street on the irregularly shaped property.

SITE HISTORY

The study area, which includes the site and the surrounding areas, were used for agricultural endeavor until the 1960s. Agriculture activity included the growing of annual crops and fruit orchards. Since the end of agricultural activities in the mid-1960s, the site has remained vacant and unused. Development of the surrounding areas began in the 1950s with the construction of Santa Rosa's wastewater treatment facility on West College Avenue. Two storage ponds, which store an approximate 55 acre feet of treated wastewater, were built at this time. Further development in the surrounding areas occurred during the late 1960s and early 1970s. During this time, Stony Point Road, which previously ended south of Santa Rosa Creek, was continued to the intersection of West College Avenue and Marlow Road, approximately 1/4-mile northwest of the site. Construction of residential subdivisions east of the property commenced during this time period and continued through the 1970s. Stony Point West Business Park, located west of the site, was constructed in the early 1980s.

AERIAL PHOTOGRAPH REVIEW

Historical and current land uses of the site and adjacent areas were reviewed by examining aerial photographs at the Sonoma County Assessor's Office and at Pacific Aerial Surveys in Oakland. Aerial photographs were taken in 1961, 1971, 1980, and 1986.

September 15, 1988
1872,002.02
Mr. Albert Kovanis
Stony Point West
Page 3

In the May 1961 photograph, the site and surrounding areas are either orchards or plowed. The Santa Rosa Waste Water Plant is the only major development in the area.

Photographs in May 1971 show Stony Point Road completed along the site's southwest property line. Agricultural activities at the site and adjacent areas appear to have ended by this time. Initial grading for the residential development east of the site is also shown. Photographs taken in July 1980 and April 1986 show continued development of the surrounding residential areas and construction of Stony Point Business Park on the southwest side of Stony Point Road.

ON-SITE INSPECTION

An on-site inspection was performed by an HLA representative on August 17, 1988, to identify visual signs of potential liability related to improper dumping of hazardous materials, surface impoundments, abandoned drums, or the presence of aboveground or underground storage tanks. No visual signs of potential contamination of any consequence were noted.

Small quantities of landscaping debris, consisting mainly of lawn cuttings, were present on the northern property. Additionally, stockpiles of soil were also present in the same area. Conversations with Mr. James Brecht indicate that this soil was placed during construction the Stony Point Business Park, southwest of Stony Point Road.

OFF-SITE RECONNAISSANCE

Reconnaissance of the area within 1/4-mile of the site was performed on August 17, 1988. No sources of hazardous materials in the form of storage tanks, spills, or manufacturing processes that use hazardous materials were identified. No businesses that might generate significant quantities of toxic or hazardous materials are within 1/4-mile of the site.

AGENCY DISCUSSIONS

The following agency representatives were contacted regarding their knowledge of potential or known environmental concerns at the site or surrounding properties.

-     Janet Naito
      California Department of Health Services (DOHS), Emeryville
      Phone No.: 415/540-2043        Date: August 25, 1988

-     Luis Rivera
      Regional Water Quality Control Board (RWQCB), North Coast Division
      Phone No.: 707/576-2220        Date: August 25, 1988

September 15, 1988
1872,002.02
Mr. Albert Kovanis
Stony Point West
Page 5

Conversations with personnel from the RWQCB and SRU indicate that the wastewater ponds west of the site do not contain hazardous materials. These ponds contain treated sewage and serve as storage ponds for irrigation water. Treatment of wastewater at this plant occurs only during times of heavy rainfall. Such events create wastewater in-flows which exceed the capacity of the main treatment plant on Liano Road and require the use of the west college facility for wastewater treatment.

CONCLUSIONS

Based on review of agency records, conversations with agency personnel, review of in-house documents, and the site visit, there is no indication of obvious hazardous or industrial waste contamination which may impact site development.

We trust that this is the information you require at this time. If you have any questions, please call.

Yours very truly,

HARDING LAWSON ASSOCIATES

/s/ MICHAEL D. THOMPSON
-----------------------------
Michael D. Thompson
Project Engineer


/s/ WILLIAM F. FRIZZELL
-----------------------------
William F. Frizzell, P.E.
Manager, Site Assessment and Mitigation

TFW/WLF/ljc/B5094-CT

                                   [AREA MAP]



[HARDING LAWSON ASSOCIATES LOGO]     Area Map                            PLATE 1
                                     Hazardous Waste Site Assessment
                                     Stony Point Road Parcels
                                     Santa Rosa, California

                                   EXHIBIT G

                    LANDLORD WAIVER AND ESTOPPEL CERTIFICATE


First Union National Bank,
  as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, NC 38288-0608


Ladies and Gentlemen:

     This letter acknowledged that the undersigned (the "Landlord") have been informed that _________________ (the "Tenant"), has entered into a Credit Agreement dated as of ____________, 1999 (as amended, modified, restated or replaced from time to time, the "Credit Agreement") among Advanced Telecom Group, Inc. and certain of its Subsidiaries (collectively the "Borrowers"), First Union National Bank, as administrative agent (the "Administrative Agent"), J.P. Morgan Bank & Trust as syndication agent, General Electric Capital Corporation, as documentation agent and the lenders party thereto (the "Lenders"). As a precedent condition to the Lender's obligation to provide loans and other financial accommodations to the Tenant under the Credit Agreement (the "Loans"), the Lenders require, among other things, liens on the Tenant's personal property, including, without limitation equipment, and trade fixtures (the "Personal Property").

     To induce the Lenders to continue to make the Loans and provide financial accommodations to the Tenant, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Landlord hereby represents and warrants to the Administrative Agent that as of the date hereof:

     1. The Landlord is the current landlord under the lease described in Exhibit A attached hereto (the "Lease") with the Tenant;

     2. The Lease is in full force and effect and there have been no amendments, modifications or other agreements relating to the Lease except as stated herein;

     3. To Landlord's actual knowledge, Tenant is not in default under the Lease, nor are there in existence any facts which with notice or passage of time or both would constitute a default or a breach by Tenant of the terms and conditions of the Lease; and

     4. The Tenant is the tenant under the Lease, and, to the Landlord actual knowledge, is in full compliance with the covenants, agreements and obligations under the Lease.

     The Landlord agrees that: (a) the Tenant (or its representatives) is the owner of the Personal Property located at or on the Premises (as defined in the Lease) whether attached to the Premises or not; (b) the Administrative Agent's lien upon or security interest in the Personal Property is prior and superior to any interest, lien or claim of any nature the Landlord may now have or hereafter obtain in the Personal Property whether by operation of law, contract or otherwise; (c) either the Tenant or the Administrative Agent may remove the Personal Property from the Premises without hindrance on the part of the Landlord subject to the conditions set forth herein. Upon not less than ten (10) days' written request, the Landlord will grant the Administrative Agent (or its representatives) access to the Premises so that the Administrative Agent (or its representatives) may remove the Personal Property, provided that (1) the Administrative Agent, on its own behalf and on behalf of the Lenders, indemnifies and holds Landlord harmless from any claims, losses, liability, costs or damages (including reasonable attorneys' fees) incurred by Landlord in connection with the removal of the Personal Property by the Administrative Agent and the Administrative Agent's entry on the Premises or Landlord's property, (2) the Administrative Agent shall restore the Premises to its condition existing immediately prior to the installation of the Personal Property removed by the Administrative Agent, (3) in no event shall the Administrative Agent commit, or permit to be committed, any damage to the Premises or any improvement of which the Premises are a part, and (4) the Administrative Agent shall not conduct any sales or auctions on the Premises; and (d) the Personal Property shall remain personal property (to the extent such Personal Property is not already a fixture as of the date hereof) and shall not become fixtures, notwithstanding the manner or mode of the attachment of the Personal Property to the land. Landlord may require that the Administrative Agent be accompanied by a representative of Landlord when entering the Premises. The Landlord hereby waives any rights it may now or hereafter have in the Personal Property, including without limitation, any lien rights available under applicable law.

     The Landlord understands that the Administrative Agent and the Lenders will rely on this Landlord Waiver and Estoppel Certificate in continuing to make Loans and provide financial accommodations to the Tenant.

     Executed and delivered this ___ day of ____________, 1999.




                                        LANDLORD:



                                        Name: ________________________________

                                        By:   ________________________________

                               ADDENDUM TO LEASE
                                    Suite 200
                                 110 Stony Point
                             Santa Rosa, California

1.      Page 1 - Section 1:

        Line 4, after the word "restroom's;", insert "lobbies;".

2.      Page 1 - Section 2.b:

        Line 2, in place of the deleted language, insert "(i) the date on which
(a) Landlord has substantially completed Landlord's Work in accordance with the terms of this Lease (except for punchlist items), (b) Landlord has delivered possession of the Premises to Tenant and (c) Landlord has obtained a final signed-off building permit or certificate of occupancy with respect to Landlord's Work, (ii) the date Tenant occupies the Premises or (iii) the date the Commencement Date would have occurred but for Tenant Delays, as described in Exhibit B. In the event the Commencement Date shall not have occurred by March 15, 2000 for any reason whatsoever other than an Event of Force Majeure or a Tenant Delay (each as defined in Exhibit B), then the date Tenant is otherwise obligated to commence payment of rent shall be delayed by one additional day for each day that the Commencement Date is delayed beyond March 15, 2000. In addition, if the Commencement Date shall not have occurred by June 15, 2000 for any for any reason whatsoever other than an Event of Force Majeure or a Tenant Delay, then Tenant shall have the right to terminate this Lease by written notice to Landlord prior to June 31, 2000, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. If Tenant fails to terminate this Lease pursuant to the foregoing sentence by written notice to Landlord prior to June 31, 2000, Tenant's right to terminate this Lease pursuant to this Section 2.b shall terminate and be of no further force or effect.

3.      Page 1 - Section 2.d:

        At the end of this Section, insert "Tenant's failure to execute and deliver to Landlord the Commencement Date Memorandum within five (5) days after Tenant's receipt of the Commencement Date Memorandum shall be conclusive upon Tenant as to the matters set forth in the Commencement Date Memorandum."

4.      Page 1 - Section 3.a:

        Line 10, in place of the deleted percentage, insert [*].

5.      Page 2 - Section 3.c:

        Add the following Section:

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

        "c. Condition of Building. Landlord warrants and represents to Tenant that, as of the Commencement Date, (i) the Premises and the Building will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions and restrictions of record (collectively, "Laws"), (ii) the Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Premises and the Building will be in good operating condition and repair, and (iv) the roof of the Building will be in good condition and water tight. Landlord shall, promptly after receipt of notice from Tenant, remedy any non-compliance with such warranty at Landlord's sole cost and expense."

6.      Page 2 - Section 4.a:

        Line 3, after the word "designate", insert ", without any prior demand therefor and without any deduction, abatement or setoff except as specifically provided in this Lease."

7.      Page 2 - Section 4.b:

        The following is inserted as Sections 4.b and c:

        "b. Increases In Base Rent. The Base Rent during the Term shall be as follows:


Period                             Monthly Base Rent /RSF      Annual Base Rent / RSF
------                             ----------------------      ----------------------
Commencement Date through the
end of the third (3rd) year of
the Term                                       [*]              [*]
Fourth (4th) year of the Term                  [*]              [*]
Fifth (5th) year of the Term                   [*]              [*]
Sixth (6th) year of the Term                   [*]              [*]
Seventh (7th) year of the Term                 [*]              [*]
Eighth (8th) year of the Term                  [*]              [*]
Ninth (9th) year of the Term                   [*]              [*]
Tenth (10th) year of the Term                  [*]              [*]

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

        c. Rent Abatement. Provided that no Event of Default has occurred which is continuing, Landlord agrees to waive a portion of the monthly Base Rent due under this Lease in the amount and during the period listed below:


          Amount of Monthly Base Rent Waived      Period
          ----------------------------------      ------
                               [*]                Commencement Date through the last day of
                                                  the sixth (6th) month of the Term
                               [*]                The first day of the seventh (7th) month of
                                                  the Term through the last day of the ninth
                                                  (9th) month of the Term
                               [*]                The first day of the tenth (10th) month of
                                                  the Term through the last day of the twelfth
                                                  (12th) month of the Term
                               [*]                The first day of the thirteenth (13th) month
                                                  of the Term through the last day of the
                                                  fifteenth (15th) month of the Term


8.      Page 2 - Section 5.b:

        Line 10, after the word "replacements", insert ", uninsured damage or deductibles on property insurance,".

        Line 13, in place of the deleted language, insert "(x) the cost of any capital improvements made to the Building or the Property, amortized over such reasonable period as Landlord shall determine, together with interest upon the unamortized balance at ten percent (10%) or such other higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements".

        At the end of this Section, insert "Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include the following: (a) any costs or expenses occasioned by Landlord's gross negligence or willful misconduct or due to Landlord's violation of any Laws in effect as of the Commencement Date; (b) any costs or expenses incurred to correct any construction defect in the Premises or the Building or to comply with any covenants, conditions or restrictions or Laws applicable to the Premises or the Building on the Commencement Date; (c) costs or expenses incurred in renovating, improving, painting or redecorating any other space in the Building for lease to other tenants; (d) costs or expenses incurred in connection with marketing or advertising the Building for sale or lease; (e) any costs or expenses incurred as a result of the violation by Landlord or any other occupant in the Building (other than Tenant or any assignee or sublessee of Tenant) of the terms and conditions of any lease or other agreement; (f) insurance deductibles to the extent that Tenant's share exceeds Twenty Thousand Dollars ($20,000) for any single event; (g) costs or expenses incurred to remove or remediate any Hazardous Substances (defined in Section 8.d) in the Building or on or under the Property, except to the extent the Hazardous Substances were brought on or released on the Property by or are attributable to the acts of Tenant or Tenant's employees, agents, representatives, contractors, assignees or subtenants; (h) costs or expenses in the nature of depreciation or other cash reserves; (i) costs or expenses incurred to repair or restore the Premises or the Building due to an uninsured casualty to the extent Tenant's share exceeds

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

Twenty Thousand Dollars ($20,000.00); (j) costs for capital improvements except as provided in (x) above; and (k) management fees in excess of the management fees charged by landlords of comparable office buildings in the same vicinity as the Building. In addition, if Landlord does not carry earthquake or floor insurance during the Base Year and Landlord later obtains earthquake or flood insurance, then the amount of Operating Expenses paid or incurred by Landlord for the Base Year shall be adjusted to an amount equal to the amount of Operating Expenses that Landlord would have paid or incurred during the Base Year if Landlord had obtained such earthquake or flood insurance during the Base Year as reasonable determined by Landlord."

9.      Page 3 - Section 5.c:

        Line 4, after the word "estimate", insert "; provided however, if Landlord fails to notify Tenant of the estimated amount of Tenant's share of Operating Expenses for the ensuing accounting year prior to the end of the current accounting year, Tenant shall be required to continue to pay to Landlord each month in advance Tenant's estimated share of Operating Expenses on the basis of the amount due for the immediately prior month until ten (10) days after Landlord notifies Tenant of the estimated amount of Tenant's share of Operating Expenses for the ensuing accounting year. If at any time it appears to Landlord that Tenant's share of Operating Expenses payable for the current accounting year will vary from Landlord's estimate, Landlord may give notice to Tenant of Landlord's revised estimate for the accounting year, and subsequent payments by Tenant for the accounting year shall be based on the revised estimate."

        Line 5, in place of the deleted language, insert "detailing actual Operating Expenses for the previous year".

        Line 7, after the word "Expenses", insert "in any year other than the Base Year".

        Line 13, after the word "Expenses", insert "(including Operating Expenses during the Base Year".

        At the end of this Section, insert "Tenant shall have ninety (90) days after Tenant receives the year end statement of the Operating Expenses for the prior calendar year to notify Landlord in writing of Tenant's desire to conduct, at Tenant's sole cost and expense, an audit of Landlord's books and records relating to the applicable calendar year. Any such audit must be conducted by Tenant or its agent during regular business hours at the offices of Landlord or the offices of Landlord's designated agent and must be completed within sixty
(60) days after Tenant notifies Landlord in writing of its election to audit the applicable year end statement. The person or entity performing the audit or review of Landlord's books and records on Tenant's behalf or at Tenant's request may not be compensated for the audit or review on a contingency basis. If Landlord objects to the findings of Tenant's audit, Landlord and Tenant shall attempt to resolve their disagreement concerning the amount of Tenant's proportionate share of Operating Expenses within the next thirty (30) days. If Landlord and Tenant are unable to agree upon the amount of Tenant's proportionate share of Operating Expenses (after Tenant has completed its audit), the parties shall submit the matter to binding arbitration before a single neutral arbitrator having experience in real estate valuation, property management or accounting or, alternatively, the arbitrator may be a retired judge or justice of a California Superior Court or Court of Appeal. The matter shall be decided by arbitration in accordance with the applicable arbitration statutes and the then existing Commercial Arbitration Rules of the American Arbitration Association. Any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other party. Within thirty (30) days after the other party's receipt of the written notice of demand for arbitration, the parties shall attempt to select a qualified arbitrator who is acceptable to all parties. If the parties are unable to agree upon an arbitrator who is acceptable to all parties, either party may request the American Arbitration Association to appoint the arbitrator in accordance with its Commercial Arbitration Rules. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated in and made a part of this Lease with respect to any arbitration requested in accordance with the provisions contained in this Section. Depositions may be taken and discovery may be obtained in any arbitration proceeding requested pursuant to this Section in accordance with the provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s). Arbitration hearing(s) shall be conducted in Sonoma County, California. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence upon which responsible persons are accustomed to rely in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law; however, the arbitrator shall apply California law relating to privileges and work product. In rendering his or her award, the arbitrator shall set forth the reasons for his or her decision. The fees and expenses of the arbitrator shall be paid in the manner allocated by the arbitrator. This agreement to arbitrate any dispute concerning the findings of Tenant's audit shall be specifically enforceable under the prevailing arbitration law. Judgment on the award rendered by the award may be entered in any court having jurisdiction thereof. If, as a result of Tenant's audit, the parties determine that Landlord has overstated Tenant's percentage share of the Operating Expenses by more than five percent (5%) during the applicable calendar year, Landlord shall reimburse Tenant for the reasonable cost of the audit."

10.     Page 3 - Section 5.d:

        At the end of this Section, insert "Notwithstanding anything to the contrary contained in this Section, to the extent Real Property Taxes for the Base Year are not based on a full-improved, fully-assessed Building, then, at the time the Building is fully-improved and fully-assessed, the Real Property Taxes for the Base Year shall be adjusted to reflect a fully-improved, fully-assessed Building."

11.     Page 3 - Section 5.e:

        Line 3, after the word "Premises", insert ", Building or Property and paid for by Tenant".

12.     Page 3 - Section 7:

        In place of the deleted language, insert "Landlord agrees to perform certain work and construct certain tenant improvements in the Premises (collectively, "Landlord's Work") pursuant to the terms of Exhibit B".

13.     Page 3 - Section 8.b:

        Line 2, after "Exhibit D", insert "and all reasonable amendments or modifications thereto".

        Line 2, in place of the deleted word, insert "all present and future".

14.     Page 4 - Section 8.c:

        At the end of this Section, insert "Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to make any capital improvements to the Premises in order to comply with or cause the Premises to comply with any Laws unless such compliance is necessitated as a result of Tenant's particular use of the Premises."

15.     Page 4 - Section 8.d:

        Add the following subsections:

             "(iv) Except as disclose in the documents listed on Exhibit F, attached hereto, to Landlord's actual knowledge, (a) there are no Hazardous Substances in the Building or on or under the Property in violation of any environmental Law; (b) there are no underground storage tanks under the Property; and (c) no action, proceeding or claim is pending or threatened regarding the Building or the Property concerning any Hazardous Substances or pursuant to any environmental Law.


             (v) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to pay for or to remediate any Hazardous Substances on, in or under the Premises or the Building, except to the extent the Hazardous Substances were brought or released on the Property or the Premises by Tenant or Tenant's agents, representatives, contractors, invitees, subtenants, successors or assigns.

16.     Page 4 - Section 9.a:

        At the end of this Section, insert "Tenant shall deliver to Landlord full and complete plans and specifications of all alterations, and no work shall be commenced by Tenant until Landlord has given its written approval of the plans and specifications. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or comply with all applicable laws and ordinances. Further, Tenant shall indemnify and hold harmless Landlord from any loss, cost or expense, including attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant's alterations to the Premises. All alterations performed by Tenant shall be done in a good and workmanlike manner, incorporating materials of quality equal to or better than those replaced, with finishes comparable to and compatible with adjacent finishes within the Premises and the Building. In addition, all of Tenant's alterations shall be constructed in such a manner so as to (i) not unreasonably disturb or otherwise interfere with the use and occupancy of any other tenant of the Building, (ii) protect by appropriate means and measures all components of the Premises and the Building from soiling or damage associated with Tenant's work, and (iii) not impose any additional expense or delay upon Landlord in the construction of improvements to, or maintenance or operation of, the Building or the Property. Tenant shall reimburse Landlord for Landlord's reasonable charges for reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant (which reasonable charges may include the cost of architectural services provided by Landlord)."

17.     Page 4 - Section 9.b:

        Line 4, in place of the deleted number, insert "ten (10)".

        Line 4, after the word "date", insert "on which Tenant is notified or becomes aware".

        At the end of this Section, insert "If Tenant fails to have the lien discharged within the ten (10) day period referenced above, then Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and, Tenant shall pay to Landlord any amounts expended by Landlord within five (5) days after Tenant receives Landlord's written request for payment."

18.     Page 4 - Section 9.c:

        At the end of this Section, insert "Notwithstanding the foregoing, all trade fixtures, furniture, equipment and other personal property installed or placed in the Premises by Tenant ("Tenant's Property") shall at all times be and remain Tenant's property. Tenant may at any time during the term of this Lease remove Tenant's Property from the Premises, provided that Tenant repairs all damage caused by such removal and restores the Premises to its condition existing immediately prior to the installation of Tenant's Property in the Premises."

19.     Page 5 - Section 10:

        At the end of this Section, insert "Landlord shall repair and maintain the structural portions of the Premises and the Building (including the roof and foundation), the Common Areas, and the Building's heating, ventilating, air conditioning, electrical, water, sewer and plumbing systems; provided, however, Landlord shall not be required to repair and maintain the electrical, sewer and plumbing systems in the Premises."

20.     Page 5 - Section 11.b:

        Line 6, in place of the deleted language, insert "Landlord notifies Tenant in writing of the estimated time period required to complete the repair of the Premises or the Building".

        At the end of this Section, insert "In addition, Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, and Landlord reasonably determines that the total cost of repairing or restoring the premises or the Building, as applicable, is at least One Hundred Thousand Dollars ($100,000) more than the sum of the amount insurance proceeds actually received by Landlord and the amount of any applicable deductible."

21.     Page 5 - Section 11.e:

        Line 5, after the word "Term," insert "; provided, however, if Tenant has an option to extend the term of this Lease, Landlord may not terminate this Lease following a casualty pursuant to this Section 11.e if Tenant exercises such option within ten (10) days after Landlord notifies Tenant in writing of Landlord's election to terminate this Lease."

        Line 7, after the first occurrence of the word "repair", insert ", but in no event more than ninety (90) days after the date of the casualty".

22.     Page 5 - Section 11.g:

        Add the following subsection:

        "g. Tenant's Right to Terminate. If the Premises are condemned or damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to the terms hereof, then Tenant shall have the option to terminate this Lease if the Premises are damaged or destroyed and Landlord reasonably determines that it would require more than two hundred seventy (270) days to repair or restore the Premises from after the date on which Tenant notifies Landlord in writing of the casualty. Landlord shall notify Tenant in writing within ninety (90) days after Tenant notifies Landlord of the casualty of Landlord's estimate as to the length of time required in order to repair or restore the Premises."

23.     Page 6 - Section 13.a:

        Line 1, before the word "Tenant", insert "Except to the extent caused by Landlord's or Landlord's agents' or contractors' gross negligence or willful misconduct,".

24.     Page 6 - Section 13.i:

        At the end of Section 13, add the following Section:

        "i. Tenant's Indemnity. Landlord shall indemnify, defend, protect and hold harmless Tenant from all losses, damages, liabilities, judgments, actions, claims, payments, costs and expenses, including reasonable attorneys' and consultants'
fees, arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, or Landlord's breach of any its obligations under this Lease."

25.     Page 7 - Section 14:

        Line 1, before the word "If", insert:

        "a. CONSENT REQUIRED. Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part (each hereinafter referred to as an "assignment"), nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each hereinafter referred to as a "sublet" or "subletting"), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Landlord may consent to any subsequent assignment or subletting, or any amendment to or modification of this Lease with the assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of any liability under this Lease. Tenant shall reimburse Landlord for all reasonable legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or subletting.

        b.    NOTICE OF INTENT TO ASSIGN OR SUBLET."

        Line 2, in place of the deleted number, insert "thirty (30)".

        Lines 10 and 11, in place of the deleted percentage, insert [*].

        Line 11, after the word "sublet", insert "(after subtracting Tenant's reasonable costs for attorneys' fees, brokerage commissions and improvements constructed or paid for by Tenant in connection with the assignment or subletting)".

        At the end of this Section, insert:

        "c. WITHHOLDING CONSENT. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one (1) or more of the following situations: (1) in Landlord's reasonable judgment, the proposed subtenant or assignee or the proposed use of the Premises would detract from the status of the Building, generate vehicle or foot traffic, parking or occupancy density materially in excess of the amount customary for the Building or result in a materially greater use of the elevator, janitorial, security or other Building services (e.g., HVAC, trash disposal and sanitary sewer flows) than is customary for the Building; (2) in Landlord's reasonable judgment, the creditworthiness of the proposed subtenant or assignee does not meet the credit standards applied by Landlord in considering other tenants for the lease of space in the Building on comparable terms, or

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

        Tenant has failed to provide Landlord with reasonable proof of the creditworthiness of the proposed subtenant or assignee; (3) in Landlord's reasonable judgment, the business history, experience or reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord in considering other tenants for occupancy in the Building; (4) the proposed assignee or subtenant is a governmental entity, agency or department or the United States Post Office; or (5) the proposed subtenant or assignee is a then existing or prospective tenant of the Building.

        d. EXECUTED AGREEMENT. No sublease or assignment shall be valid, nor shall any subtenant or assignee take possession of the Premises, until a fully executed counterpart of the sublease or assignment has been delivered to Landlord and Landlord, Tenant and the applicable assignee or subtenant have entered into a consent to assignment or sublease in a form reasonably acceptable to Landlord.

        e. WAIVER. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or subleases, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

        f. NO CONSENT REQUIRED. Notwithstanding anything to the contrary contained in this Lease, Tenant may, without Landlord's prior written consent, and without being subject to any bonus rent provisions, sublet the Premises or assign the Lease to (i) a subsidiary or parent corporation controlling, controlled by or under common control with Tenant, (ii) a successor corporation by merger, consolidation, nonbankruptcy reorganization or government action, or (iii) a purchaser of all or substantially all of Tenant's assets. In addition, the sale of Tenant's capital stock through a private or public offering shall not be deemed to be an assignment for purposes of this Lease."

26.     Page 7 - Section 15.a:

        Line 4, in place of the deleted language, insert "within five (5) days after Tenant receives written notice of nonpayment".

        Lines 6, 7 and 8, in place of the deleted language, insert "thirty
        (30)".

        Line 10, in place of the deleted word, insert "made a general assignment of".

27.     Page 7 - Section 15.b(i):

        Line 3, in place of the deleted language, insert "In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute."

28.     Page 7 - Section 15.b(ii):

        Paragraph 2, line 2, in place of the deleted percentage, insert "ten percent (10%)".

29.     Page 8 - Section 16:

        Line 1, after the word "Lease", insert "beyond applicable notice and cure periods".

        Line 3, after the word "Lease", insert "beyond applicable notice and cure periods".

30.     Page 8 - Section 17:

        At the end of this Section, insert "Within seven (7) days after Landlord receives Security Deposit from Tenant, as defined in Basic Lease Information, Landlord shall deposit initial Security Deposit into an interest bearing money market account. All interest shall be added to and become a part of Tenant's Security Deposit. Any amount not applied in accordance with this Section 17 shall be refunded to Tenant, with all accrued but unpaid interest thereon, within fifteen (15) days after the expiration or termination of this Lease."

31.     Page 9 - Section 18:

        Line 3, after the word "tear", insert "and casualty not caused by Tenant or Tenant's employees, agents, representatives, contractors, assignees or subtenants".

32.     Page 9 - Section 19:

        At the end of this Section, insert "In addition, Tenant shall indemnify, protect, defend and hold harmless Landlord for all losses, expenses and damages, including any consequential damages incurred by Landlord, as a result of Tenant failing to surrender the Premises to Landlord and vacate the Premises by the end of the Term."

33.     Page 9 - Section 20:

        Line 1, after the word "times", insert "upon twenty-four (24) hours' prior notice (except in an emergency whereupon no prior notice shall be required)".

34.     Page 9 - Section 21:

        At the end of this Section, insert "Tenant shall not install any sign in or on the Premises, Building, or Property without the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent with respect to interior signs that are not visible from the outside of the Building. With respect to all other signs, Landlord may withhold or grant its consent in its sole discretion. Landlord, at Tenant's cost and expense, shall provide Tenant with signage on Tenant's suite and identify Tenant in the Building's directory, all in accordance with Landlord's signage program for the Building. Subject to
(i) the approval of Landlord (which approval shall not be unreasonably withheld, and the City, and (ii) Tenant obtaining all other necessary approvals, Tenant shall have the exclusive right to the exterior signage on the Building; provided, however, that Tenant's right to exterior signage shall terminate if at any time during the Term Tenant to leases less than 37,500 rentable square feet of space in the Building and occupies less than 24,000 rentable square feet of space in the Building. If Tenant installs any signs in or on the Building or the Property, Tenant shall remove all of Tenant's signs prior to the expiration of the Term or earlier termination of this Lease and shall return the Premises, Building, and Property to their condition existing immediately prior to the placement or erection of Tenant's sign or signs."

35.     Page 9 - Section 23.a:

        Line 4, in place of the deleted language, insert "twenty (20)"

        Line 4, after the word "all", insert "commercially reasonable".

36.     Page 10 - Section 23.b:

        Line 2, in place of the deleted language, insert "twenty (20)".

37.     Page 10 - Section 23.c:

        At the end of this Section, insert "Notwithstanding anything to the contrary in this Section 23, the subordination of Tenant's rights and interest under the Lease to any mortgage or deed of trust hereafter affecting the Property, the Building or the Premises, shall be contingent upon Tenant's having received from any such mortgagee or beneficiary the mortgagee's or beneficiary's standard form of recognition agreement which provides, among other things, that, so long as Tenant is not in default under the terms of this Lease beyond any applicable notice and cure periods, Tenant's rights under and interest in this Lease shall not be disturbed in the event of any foreclosure of any such mortgage or deed of trust and Tenant shall receive all of the rights and services provided for under this Lease. Landlord shall, prior to the Commencement Date, use commercially reasonable efforts to obtain from all ground lessors or mortgagees holding a security interest in the Property, the Building or the Property, a commercially reasonable form of recognition agreement which provides, among other things, that, so long as Tenant is not in default under the terms of this Lease beyond any applicable notice and cure periods, Tenant's rights under and interest in this Lease shall not be disturbed in the event of any foreclosure of any such mortgage or other security instrument and Tenant shall receive all of the rights and services provided for under this Lease."

38.     Page 10 - Section 27:

        Line 4, in place of the deleted language, insert "A party shall be deemed to have prevailed in any action (without limiting the definition of prevailing party) if such action is dismissed upon the payment by the other party of the amounts allegedly due or the performance of obligations which were allegedly not performed, or if such party obtains substantially the relief sought by such party in the action, regardless or whether such action is prosecuted to judgment."

39.     Page 10 - Section 28:

        Line 5, after the word "Lease", insert "as a result of Tenant's dealing with such other broker or individual".

40.     Page 11 - Section 30:

        At the end of this Section, insert "If Tenant is unable to use the Premises for the permitted use hereunder as a result of any interruption, failure or stoppage of utilities to the Premises (except to the extent caused by Tenant or its agents, representatives or invitees), and such interruption continues for fifteen (15) consecutive calendar days, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant' s use of the Premises occasioned thereby. If the interference persists for more than ninety (90) consecutive calendar days, then Tenant shall have the right to terminate the Lease by written notice to Landlord within ten
(10) days after the expiration of the ninety (90) day period referenced above."

41.     Page 11 - Section 32:

        Line 3, after the word "Landlord", insert "and Tenant".

42.     Sections 40 - 44:

        The following Sections are incorporated into this Lease:

        "40. Option to Lease Additional Space.

        a. Grant of Option. Provided that Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, during the period commencing on the date of this Lease and ending on the Commencement Date (the "Option Term"), Landlord grants to Tenant the option (the "Option") to lease additional space on the ground floor of the Building subject to the terms and conditions provided below.

        b. Commencement of Option. If at any time during the Option Term Landlord proposes to lease to a bona-fide third party (i) more than fifty percent (50%) of the total rentable square footage of space on the ground floor of the Building or (ii) a portion of the rentable square footage of space on the ground floor of the Building which, when added to the rentable square footage of space on the ground floor of the Building previously leased by Landlord to a third party other than Tenant, would equal fifty percent (50%) or more of the total rentable square footage of space on the ground floor of the Building, Landlord shall notify Tenant in writing ("Landlord's Option Notice") of such event. Landlord's Option Notice shall state both (i) the amount of space which Landlord proposes to lease to the third party (the "Offered Space") and (ii) the total amount of space which is then available for lease on the ground floor of the Building (the "Aggregate Available Space").

        c. Exercise of Right. Tenant shall have ten (10) days after Landlord delivers to Tenant Landlord's Option Notice in which to notify Landlord in writing of Tenant's election to lease either the Offered Space or the Aggregate Available Space on all of the terms and conditions set forth in this Lease, except (i) the term of Tenant's lease of the Offered Space or the Aggregate Available Space, as applicable, shall commence on the date Landlord delivers possession of the Offered Space or Aggregate Available Space to Tenant and shall expire on the date upon which the term of this Lease expires, (ii) Landlord shall not be obligated to perform any work in the Offered Space or the Aggregate Available Space, and (iii) Landlord shall not be obligated to construct any tenant improvements in the Offered Space or the Aggregate Available Space, and
        (iv) Landlord shall provide Tenant with a tenant improvement allowance in an amount equal to [*] per rentable square foot for general purpose office improvements constructed in the Offered Space or the Aggregate Available Space. If Tenant fails to notify Landlord in writing of its election to lease either the Offered Space or the Aggregate Available Space within the ten (10) day period referenced above, then (a) Tenant's Option shall terminate and be of no further force or effect and (b) Landlord shall have the right to lease the Offered Space or the Aggregate Available Space to any person or entity other than Tenant.

        d. Amendment. Within fourteen (14) days after Tenant exercises its Option, Landlord and Tenant shall amend this Lease to include the Offered Space or the Aggregate Available Space, as applicable, as part of the Premises.

        41.   Right of First Offer.

        a. Right of Tenant. Provided that Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, during the period commencing on September 1, 1999 and continuing until the expiration (and not


-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

        including any extensions) or earlier termination of this Lease (the "Right of First Offer Term"), Tenant shall have a right of first offer to lease any Additional Space Increment. The Additional Space Increments subject to this right of first offer shall not include any space which is subject to expansion or extension rights of then existing tenants.

        b. Commencement of Right. If at any time during the Right of First Offer Term Landlord desires to offer to lease an Additional Space Increment to a third party tenant, Landlord shall notify Tenant in writing ("Landlord's Offer Notice") of Landlord's intent to lease the Additional Space Increment which notice shall specify all of the terms upon which Landlord proposes to lease the Additional Space Increment to Tenant (with the remainder of the terms to be those set forth in this Lease, but excluding any obligation for Landlord to perform any work in the Additional Space Increment, construct any tenant improvements or provide Tenant with any tenant improvement allowance).

        c. Exercise of Right. Tenant shall have ten (10) days after Tenant's receipt of Landlord's Offer Notice in which to notify Landlord in writing ("Tenant's Offer Notice") of its election to lease the Additional Space Increment on the terms set forth in Landlord's Offer Notice. If Tenant accepts Landlord's offer, the parties shall amend this Lease to add the Additional Space Increment as part of the Premises within fourteen (14) days after Tenant accepts Landlord's offer. If Tenant fails to deliver Tenant's Offer Notice to Landlord within the ten
        (10) day period referenced above, or Landlord and Tenant fail to enter into a lease for the Additional Space Increment within fourteen (14) days after Tenant delivers Tenant's Offer Notice to Landlord, then Tenant's rights under this Section 41 with respect to the Additional Space Increment shall terminate and be of no further force or effect.

        42. Right to Extend Term.

        a. Grant. Landlord hereby grants to Tenant one (1) option (the "Option") to extend the term of this Lease, for an additional period of five (5) years (the "Option Term"), commencing when the original Term expires, upon the terms and conditions set forth in this Section 43. Tenant shall exercise the Option (if at all) by giving Landlord written notice of its election no earlier than three hundred sixty-five (365) days prior to the expiration of the original Term and no later than one hundred eighty
        (180) days' prior to the expiration of the original Term. Tenant shall not have the right to exercise the Option if Tenant is in default under the terms of this Lease. In addition, at Landlord's election, Tenant's exercise of the Option shall be null and void if Tenant is in default under the terms of this Lease as of the commencement of the Option Term.

        b. Base Rent. If this Option is exercised, the Base Rent for the Premises shall be [*] of the then current fair market monthly rent ("Fair Market Rent") for the Premises as of the commencement date of the Option Term, as determined by the agreement of the parties or, if the parties cannot agree


-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

        within one hundred twenty (120) days prior to the commencement of the Option Term, then by an appraisal. All other terms and conditions contained in the Lease and this Addendum, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Option Term (except that Tenant shall have no further options to extend the Term).

        c. Appraisal. If it becomes necessary to determine the Base Rent for the Premises during the Option Term by appraisal, then, on or before the one hundred tenth (110th) day prior to the expiration of the original Term, Landlord and Tenant shall each deliver to the other party a written notice setting forth its good faith estimate of the Base Rent for the Premises during the Option Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Base Rent for the Premises during the Option Term shall be the average of the two (2) Estimates. If the Base Rent for the Premises during the Option Term is not resolved by the exchange of Estimates, Landlord and Tenant, within ten (10) days after the exchange of Estimates, shall each select an appraiser to determine which of the two (2) Estimates most closely reflects a Base Rent that is [*] of the Fair Market Rent. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in the Santa Rosa area, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event the is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two (2) Estimates most closely reflects a Base Rent that is [*] of the Fair Market Rent. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two (2) appraisers cannot agree upon which of the two (2) Estimates most closely reflects a Base Rent that is [*] of the Fair Market Rent within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days thereafter, the appraiser shall make a determination of which of the two (2) Estimates most closely reflects a Base Rent that is [*] of the Fair Market Rent and such Estimate shall be binding on both Landlord and

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

        Tenant. The parties shall share equally in the costs of the third arbitrator and of any experts retained by the third arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Base Rent for the Option Term has not been determined by the commencement of the Option Term, Tenant shall pay Base Rent upon the same terms and conditions in effect immediately prior to the Option Term until such time as the Base Rent for the Option Term has been determined. Upon such determination, the Base Rent for the Premises during the Option Term shall be retroactively adjusted to commencement of the Option Term. Upon the determination of the Base Rent for the Premises for the Option Term, Landlord and Tenant shall enter into a letter agreement to memorialize the agreement. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty
        (30) days after the determination thereof.

        d. Fair Market Rent. For purposes hereof, "Fair Market Rent" shall mean the arms length fair market annual rental rate per rentable square foot under new leases (excluding renewals) entered into on or about the date on which the Fair Market Rent is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building. The determination of Fair Market Rent shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs, tenant improvement allowances, brokerage commissions (or the absence thereof), and different base years, and other concessions, and the manner, if any, in which the Landlord, under any such lease is reimbursed for operating expenses and taxes. The determination of Fair Market Rent shall take into consideration any reasonably anticipated changes in the Fair Market Rent from the time such Fair Market Rent is being determined and the time such Fair Market Rent will become effective under this Lease.

        43. Dish/Antenna.

        a. Right to Install. During the term of this Lease, Tenant shall have the right to install, maintain and operate a satellite dish or roof-top antenna (the "Dish/Antenna") on the roof of the Building subject to Landlord's and Landlord's architect's and/or engineer's approval of Tenant's plans and specifications for the Dish/Antenna, the manner in which the Dish/Antenna is to be attached to the roof of the Building, and the manner in which any cables are run to and from the Dish/Antenna, such approval not to be unreasonably withheld. Landlord shall designate the exact location on the roof where the Dish/Antenna is to be located. Landlord, at its sole cost and expense, reserves the right to relocate the Dish/Antenna to another location on the roof of the Building at any time during the term of this Lease. Tenant shall be solely responsible for obtaining all of the necessary governmental and regulatory approvals with respect to the installation and operation of the Dish/Antenna and for the cost of installing, operating, maintaining and removing the Dish/Antenna.

        b. Interference. Tenant agrees to only install equipment of types and frequencies which will not cause unreasonable interference to Landlord or any other tenants of the Building. If Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If the interference cannot be eliminated within a reasonable period of time in Landlord's reasonable judgment, Tenant shall remove the Dish/Antenna from the Building.

        c. Maintenance. Tenant shall, at its sole cost and expense and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building electric, communication and safety codes, laws, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated.

        d. Removal. Tenant shall remove the Dish/Antenna at its own expense at the expiration or earlier termination of this Lease. Tenant shall repair any damage caused by Tenant's removal of the Dish/Antenna, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached.

        e. Exclusive Right. Provided that Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, Landlord shall not lease space on the roof of the Building to a provider of telecommunication, video, data or related services ("Communication Services") who is not a tenant in the Building for the purposes of providing Communication Services to unaffiliated tenants, occupants or licensees of another building.

        44. Landlord Estoppel. Within ten (10) days after Tenant's written request, Landlord shall execute the Landlord Waiver and Estoppel Certificate attached hereto as Exhibit G or such other documents reasonably acceptable to Landlord to evidence Landlord's waiver of any right, title, lien or interest in Tenant's personal property, equipment and trade fixtures (collectively, "Tenant's Personal Property") and give Tenant's lenders holding a security interest or lien on Tenant's Personal Property reasonable rights or access to the Premises to remove such personal property; provided, however, Landlord's waiver of its lien and grant of access to Tenant's lenders shall be subject to and conditioned upon the lender agreeing in writing (i) to indemnify, defend and hold harmless Landlord from any and all claims, losses, liability, costs or damages (including reasonable attorneys' fees) incurred by Landlord in connection with the lender's removal of Tenant's Personal Property and entry on the Premises or Landlord's property, (ii) to restore any portion of the Premises damaged by such lender's removal of Tenant's Personal Property to its condition existing immediately prior to the installation of the Tenant's Personal Property, (3) not to damage any portion of the Premises or any improvement of which the Premises are a part, and (4) not to conduct any sales or auctions on the Premises.

IN WITNESS WHEREOF, the parties have executed this Addendum to Lease on the date(s) set forth below, as of the day and year first above written.


                                       LANDLORD:
                                       Stony Point East,
                                          a California general partnership

                                       By:  /s/  JAMES BRECHT
                                          ------------------------------------
                                          James Brecht
                                          Its Authorized Representative
Date  4/26/99
     ---------


                                       TENANT:
                                       Advanced TelCom Group,
                                           a Delaware corporation

                                       By:   /s/  C. G. RUDOLPH
                                          ------------------------------------

                                       Its:       Chairman & CEO
                                           -----------------------------------

Date  4/26/99
     ---------



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